SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 3, 2011

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place

Santa Ana, CA 92705

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(1) Appointment of President and Chief Operating Officer

On Oct. 3, 2011, Ingram Micro Inc. (“Ingram Micro” or the “Company”) announced that Alain Monié will re-join Ingram Micro as president and chief operating officer, a position he held from August 2007 to August 2010 after leading Ingram Micro’s Asia-Pacific region. Effective Nov. 1, 2011, Mr. Monié will be responsible for the Company’s operating units, reporting to Gregory M. Spierkel, chief executive officer. The four regional presidents and executive vice president of global logistics, who currently report to Mr. Spierkel, will report to Mr. Monié. A copy of the press release attached as Exhibit 99.1 is incorporated by reference.

(c)(2) Five-Year Biography of President and Chief Operating Officer

Mr. Monié, 60, joined Ingram Micro as executive vice president in January 2003 and was appointed president of the Asia-Pacific region a year later. He was promoted to president and chief operating officer of the Company in August 2007 and resigned three years later to become chief executive officer of APRIL Management Pte., a multi-national industrial company based in Asia. Before Ingram Micro, Monié was the head of Latin American operations at Honeywell International and Asia-Pacific operations at Allied Signal Inc., where he led the company’s expansion into China and India.

(c)(3) Compensatory Arrangement of President and Chief Operating Officer

Mr. Monié will receive an annualized salary of $720,000 and a target cash bonus of 90% of his salary, subject to the terms of Ingram Micro’s 2011 Annual Executive Incentive Program, except with a guaranteed minimum payout for 2011 of a prorated portion of his target bonus. Mr. Monié will be eligible for other benefits available to our executive officers, including our Executive Officer Severance Policy. In connection with his appointment, Mr. Monié will receive performance-based restricted stock unit awards under the Company’s 2011 Annual Executive Incentive Program for executive officers (similar to the 2010 program described in the Company’s most recent proxy statement), representing approximately 30,000 shares at target level, depending on the Company’s performance during a three-year period (2011-2013) and Mr. Monié’s continued employment on the applicable vesting dates. In addition, Mr. Monié will receive performance-based restricted stock units with an approximate value of $2.5 million on the grant date, with restrictions that will lapse on the third anniversary of the grant date, subject to the Company’s achievement of performance goals and Mr. Monié’s continued employment in good standing on such date.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated October 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President, Secretary
and General Counsel

Date: October 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 3, 2011